Exhibit 10.1

Execution Version

SHAREHOLDER SUPPORT AGREEMENT

This Shareholder Support Agreement (this “Agreement”) is made and entered into as of July 2, 2025, by and among Crown PropTech Acquisitions, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“SPAC”), Mkango Resources Ltd., a company organized under the laws of British Columbia, Canada (“Selling Shareholder”), Lancaster Exploration Limited, a company incorporated under the laws of the British Virgin Islands and a direct, wholly owned subsidiary of Selling Shareholder (“Lancaster BVI”, and from and after the Closing, “PubCo”), Mkango Polska s.p. Z.o.o., a company organized under the laws of Poland and a direct, wholly owned subsidiary of Selling Shareholder (“MKA Poland”), Mkango ServiceCo UK Limited, a company organized under the laws of England and a direct, wholly owned subsidiary of Selling Shareholder (“Mkango ServiceCo”), and MKA Exploration Limited, a company incorporated under the laws of the British Virgin Islands and a direct, wholly owned subsidiary of Selling Shareholder (“MKA BVI”, and together with Lancaster BVI, MKA Poland and Mkango ServiceCo, the “Companies” and, each, a “Company”). SPAC, the Companies and the Selling Shareholder are sometimes referred to herein as a “Party” and, collectively, as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

A. Concurrently with the execution and delivery of this Agreement, SPAC, the Companies, and Mkango (Cayman) Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned Subsidiary of Lancaster BVI (“Merger Sub”), are entering into a Business Combination Agreement (the “Business Combination Agreement”) pursuant to which, among other things and upon the terms and subject to the conditions set forth therein, Merger Sub shall merge with and into SPAC (the “Merger”), with SPAC being the surviving company of the Merger and becoming a wholly owned Subsidiary of PubCo and Merger Sub ceasing to exist. The Merger, together with the other transactions contemplated by the Business Combination Agreement, are collectively referred to as the “Transactions”.

B. The Selling Shareholder has agreed to enter into this Agreement with respect to all shares held directly or indirectly in all Companies (“Companies Shares”) of which the Selling Shareholder now or hereafter has beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) and/or record ownership.

C. As of the date hereof, the Selling Shareholder is the beneficial and/or record owner of, and has voting power (including, without limitation, by proxy or power of attorney) over, such number and class of all Companies Shares as are indicated opposite of its name on Schedule A attached hereto (all such Companies Shares, together with any shares in the Companies of which beneficial and/or record ownership and/or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by any the Selling Shareholder during the period from the date hereof through the Expiration Time are collectively referred to herein as the “Subject Shares”).

D. As a condition to the willingness of SPAC to enter into the Business Combination Agreement and as an inducement and in consideration therefor, the Selling Shareholder has agreed to enter into this Agreement.

E. Each of SPAC, the Companies and the Selling Shareholder have determined that it is in their best interest to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1. Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“CSA” means the British Columbia Securities Commission and any other applicable securities commissions or securities regulatory authority of a province of territory of Canada.

“CSA Filings” means, collectively, all statements, prospectuses, registration statements, forms, certifications, schedules, exhibits, reports and documents filed or furnished to the CSA, as they have been amended or supplemented since the time of their filing through the date that is one Business Day prior to the date of this Agreement.

“Expiration Time” shall mean the earlier to occur of (a) the Effective Time and (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 10.1 thereof.

“Transfer” shall mean any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any contract, agreement, option or other arrangement or understanding with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, in each case directly or indirectly and voluntarily or involuntarily, of any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person, excluding entry into this Agreement and the Business Combination Agreement and the consummation of the Transactions.

2. Agreement to Retain the Subject Shares.

2.1 No Transfer of Subject Shares.

(a) Until the Expiration Time, the Selling Shareholder agrees not to (i) Transfer any Subject Shares or (ii) deposit any Subject Shares into a voting trust or enter into a voting agreement with respect to any Subject Shares or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement).

(b) Notwithstanding anything to the contrary in this Agreement, the Selling Shareholder may Transfer any of its Subject Shares to any of the following (each, a “Permitted Transferee”): (i) an Affiliate of the Selling Shareholder in connection with the Reorganization, or (ii) as otherwise agreed in writing by SPAC; provided, that, any Permitted Transferee shall execute a joinder to this Agreement in form and substance reasonably satisfactory to SPAC as a condition to such Transfer.

2.2 Additional Purchases. Until the Expiration Time, the Selling Shareholder agrees that any Subject Shares that the Selling Shareholder purchases, that are issued to the Selling Shareholder by the Companies, that are otherwise hereinafter acquired by the Selling Shareholder or with respect to which the Selling Shareholder otherwise acquires sole or shared voting power (including by proxy or power of attorney) after the execution of this Agreement and prior to the Expiration Time shall, in each case, be subject to the terms and conditions of this Agreement to the same extent as if they were Subject Shares owned by the Selling Shareholder as of the date hereof. The Selling Shareholder agrees, while this Agreement is in effect, to notify SPAC and the Companies promptly in writing (including by e-mail) of the number of any additional Subject Shares acquired, or over which voting power is acquired, by the Selling Shareholder, if any, after the date hereof.

2.3 Unpermitted Transfers. Any Transfer or attempted Transfer of any Subject Shares in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

3. Voting of Subject Shares. Hereafter until the Expiration Time, the Selling Shareholder hereby unconditionally and irrevocably agrees that, at any meetings of the shareholder of each Company (or any adjournment or postponement thereof), and in any actions by written consent of the shareholder of each Company requested by the board of directors of any such Company or otherwise undertaken as contemplated by the Transactions (which written consents shall be delivered promptly, and in any event not later than two (2) Business Days, after any Companies request such delivery; but in no event prior to the time when the Proxy/Registration Statement has become effective), the Selling Shareholder shall: (a) if a meeting is held, attend and appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and the Selling Shareholder shall vote, or cause to be voted, all of the Subject Shares to which the Selling Shareholder has sole or shared voting power and is entitled to vote; and/or (b) if a written consent or approval is requested, duly and promptly execute and provide such written consent or approval (or cause to be voted or so consented or approved), in respect of all of its Subject Shares: (i) to approve and adopt the Business Combination Agreement and the Transactions, (ii) in any other circumstances upon which a vote, consent or other approval with respect to the Business Combination Agreement or the Transactions is sought, to vote, consent or approve (or cause to be voted, consented or approved) all of the Selling Shareholder’s Subject Shares held at such time in favor of the foregoing, and (iii) to vote against and withhold consent with respect to any merger, purchase or divestiture of all or substantially all of the Companies’ assets or other business combination transaction (other than the Business Combination Agreement and the Transactions), and any other proposal that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions in any material respect or would reasonably be expected to result in any of the closing conditions of SPAC, the Companies, PubCo, or Merger Sub under the Business Combination Agreement not being satisfied, or otherwise result in a breach of any of the representations, warranties, covenants or other obligations or agreements of SPAC, the Companies, PubCo, or Merger Sub; provided, however, that the Selling Shareholder shall not be required to vote or provide consent or take any other action, in each case to the extent any such vote, consent or other action would preclude SEC registration of PubCo Ordinary Shares being issued to holders of Companies Shares as contemplated by the Business Combination Agreement. The Selling Shareholder shall not take or omit to take, or commit or agree to take or omit to take, any action inconsistent with the foregoing that would be effective prior to the Expiration Time.

4. Additional Agreements.

4.1 No Challenges. The Selling Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SPAC, Merger Sub, the PubCo, the Companies or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement or any other agreement in connection with the Transactions.

4.2 Further Actions. The Selling Shareholder agrees, while this Agreement is in effect, not to take or omit to take, or agree to commit to take or omit to take, any action that would make any representation and warranty of the Selling Shareholder contained in this Agreement inaccurate in any material respect. The Selling Shareholder further agrees that it shall take all actions reasonably necessary and cooperate with SPAC and the Companies to effect the transactions contemplated hereby and the Transactions, including to take or omit to take such actions, and execute such agreements, as may be reasonably requested by SPAC or the Companies in connection with the transactions contemplated hereby and the Transactions or that are reasonably necessary to give further effect thereto.

4.3 Consent to Disclosure. The Selling Shareholder hereby consents to the publication and disclosure in the Proxy/Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC or the Companies to any Governmental Authority or to securityholders of SPAC) of the Selling Shareholder’s identity and beneficial ownership of Subject Shares and the nature of the Selling Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by SPAC or the Companies, a copy of this Agreement. The Selling Shareholder will promptly provide any information reasonably requested by SPAC or the Companies for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

5. Representations and Warranties of the Selling Shareholder. The Selling Shareholder hereby represents and warrants to SPAC as follows:

5.1 Due Authority. The Selling Shareholder has the full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by the Selling Shareholder (and, if such shareholder is married and any of such shareholder’s Subject Shares constitute community property or otherwise need spousal or other approval for this Agreement to be valid and binding, such shareholder’s spouse), and constitutes a valid and binding agreement of the Selling Shareholder enforceable against it in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). The board of directors of Selling Shareholder has unanimously (a) determined that it is advisable and in the best interests of Selling Shareholder to enter into this Agreement and the other Transaction Documents to which it is a party, and to cause the Companies and Merger Sub to consummate the Transactions, including the Reorganization and the Share Split and (b) approved and declared advisable this Agreement and the other Transaction Documents to which it is a party, and the execution, delivery and performance thereof and the Companies’ consummation of the Merger, the Reorganization and the other Transactions.

5.2 Ownership of the Companies Shares. The Selling Shareholder is (a) the owner of the Companies Shares indicated on Schedule A hereto opposite the Selling Shareholder’s name, free and clear of any and all Encumbrances, other than (i) those created by this Agreement, (ii) as may be set forth in the Organizational Documents of the Companies or (iii) those imposed by applicable Law, including federal and state securities Laws and (b) has the power to vote (including, without limitation, by proxy or power of attorney) the Companies Shares indicated on Schedule A hereto opposite the Selling Shareholder’s name. The Selling Shareholder has as of the date hereof and will have until the Expiration Time, sole voting power (including the right to control such vote as contemplated herein), power of disposition, power to issue instructions with respect to the matters set forth in this Agreement and power to agree to all of the matters applicable to the Selling Shareholder set forth in this Agreement, in each case, over all Subject Shares. As of the date hereof, the Selling Shareholder does not own any other voting securities of the Companies or have the power to vote (including by proxy or power of attorney) any other voting securities of the Companies other than the Companies Shares set forth on Schedule A hereto opposite the Selling Shareholder’s name. As of the date hereof, the Selling Shareholder does not own any rights to purchase or acquire (i) any other equity securities of the Companies or (ii) the power to vote any other voting securities of the Companies, in each case except as set forth on Schedule A hereto opposite the Selling Shareholder’s name. There are no claims for finder’s fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby payable by the Selling Shareholder pursuant to arrangements made by the Selling Shareholder.

5.3 No Conflict; Consents.

(a) The execution and delivery of this Agreement by the Selling Shareholder does not, and the performance by the Selling Shareholder of the obligations under this Agreement and the compliance by the Selling Shareholder with the provisions hereof do not and will not: (i) conflict with or violate any Law applicable to the Selling Shareholder, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, certificate of incorporation, limited liability company agreement, certificate of formation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of the Selling Shareholder, as applicable, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Encumbrance on any of the Companies Shares owned by the Selling Shareholder pursuant to any contract or agreement to which the Selling Shareholder is a party or by which the Selling Shareholder is bound, except in the case of clause (i) or (iii) as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Selling Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other person is required by or with respect to the Selling Shareholder in connection with the execution and delivery of this Agreement or the consummation by the Selling Shareholder of the transactions contemplated hereby.

5.4 Absence of Litigation. As of the date hereof, there is no Action pending or, to the knowledge of the Selling Shareholder, threatened, against the Selling Shareholder that would reasonably be expected to impair the ability of the Selling Shareholder to perform the Selling Shareholder’s obligations hereunder or to consummate the transactions contemplated hereby.

5.5 Absence of Other Voting Agreement. Except for this Agreement, the Selling Shareholder has not: (a) entered into any voting agreement, voting trust or similar agreement with respect to any Subject Shares or other equity securities of the Companies owned by the Selling Shareholder or (b) granted any proxy, consent or power of attorney with respect to any Subject Shares or other equity securities of the Companies owned by the Selling Shareholder (other than as contemplated by this Agreement).

5.6 Reliance by SPAC. The Selling Shareholder understands and acknowledges that SPAC is entering into the Business Combination Agreement in reliance upon the Selling Shareholder’s execution and delivery of this Agreement.

5.7 Selling Shareholder Has Adequate Information. The Selling Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of SPAC and the Companies to make an informed decision regarding this Agreement and the Transactions, and has independently, without reliance upon SPAC or the Companies, and based on such information as the Selling Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Selling Shareholder acknowledges that none of SPAC or the Companies has made or makes any representation or warranty, whether express or implied, of any kind or character with respect to the matters covered herein, in each case except as expressly set forth in this Agreement. The Selling Shareholder acknowledges that the agreements contained herein with respect to the Subject Shares held by the Selling Shareholder are irrevocable.

5.8 CSA Filings.

(a) Selling Shareholder has timely filed or furnished all CSA Filings required to be filed or furnished by it with the CSA, including with respect to the Projects. Each CSA Filing, as of the date of its filing, and as of the date of any amendment or supplement thereto, complied in all material respects with the requirements of applicable Law. As of the date of its filing (or if amended or superseded by a filing, the initial filing), each CSA Filing did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved material comments in comment letters received from the CSA with respect to any of the CSA Filings. To the Knowledge of the Company, none of the CSA Filings filed on or prior to the date of this Agreement is subject to ongoing CSA review or investigation.

(b) Each director and executive officer of Selling Shareholder has filed with the CSA on a timely basis all statements required by applicable Law in connection with their service to the Selling Shareholder. There are no outstanding loans or other extensions of credit made by Selling Shareholder to any executive officer or director of any Group Company.

(c) Selling Shareholder is in compliance in all material respects with the applicable TSXV and AIM listing and corporate governance rules and regulations.

5.9 Alternative Investment Market and TSXV Quotation. As of the date of this Agreement, the Selling Shareholder’s common shares are listed for trading on (a) the Alternative Exchange Market of the London Stock Exchange (“AIM”) under the symbol “MKA” and (b) TSXV under the symbol “MKA”. Selling Shareholder is in compliance in all material respects with the rules of the AIM and TSXV and there is no Action pending or, to the Knowledge of the Company, threatened against the Selling Shareholder by AIM or TSXV with respect to any intention by such entity to deregister the Selling Shareholder’s common shares or terminate the listing of Selling Shareholder’s common shares on the AIM or TSXV. The Selling Shareholder has not taken any action to delist the Selling Shareholder’s common shares on either AIM or TSXV.

6. Termination. This Agreement shall terminate upon the earliest to occur of (a) the Expiration Time and (b) the mutual written agreement of SPAC, the Companies and the Selling Shareholder.

7. Acquisition Proposals and Alternative Transactions. Until the Expiration Time, the Selling Shareholder agrees to comply with the obligations applicable to the Companies pursuant to Section 6.3 of the Business Combination Agreement as if it was a party with respect thereto.

8. Miscellaneous.

8.1 Further Assurances. From time to time, at another Party’s request and without further consideration, each Party take all such actions as are necessary, proper or advisable under applicable Laws, so long as such action is consistent with and for the purposes of implementing the provisions of this Agreement or the Business Combination Agreement.

8.2 Fees and Expenses. Each of the Parties shall be responsible for its own fees and expenses (including, the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby; provided that the fees and expenses of the Companies and SPAC shall be allocated as set forth in Section 11.6 of the Business Combination Agreement.

8.3 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in SPAC, PubCo, the Companies, or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.

8.4 Amendments, Waivers. This Agreement may not be amended except by an instrument in writing signed by each of the Parties. A waiver under this Agreement shall be valid only if set forth in an instrument in writing signed by the Party or Parties granting such waiver. Notwithstanding the foregoing, no failure or delay by a Party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

8.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.5):

if to SPAC:

Crown PropTech Acquisitions

40 West 57th Street

29th Floor

New York, NY 10019

Attention: Michael Minnick

Email: mm@crownproptech.com

with copies (which shall not constitute notice) to:

Orrick Herrington & Sutcliffe LLP

51 West 52nd Street

New York, NY 10019

Attn: Alice Hsu; Zac Padgett

E-mail: ahsu@orrick.com; zpadgett@orrick.com

if to the Companies (prior to or after the Closing) or the Selling Shareholder:

Lancaster Exploration Limited; Mkango Resources Ltd.

56 Administration Drive

Wickhams Cay 1, Road Town

Tortola VG 1110, British Virgin Islands

Attention: Alex Lemon; Derek Linfield

Email: alex@mkango.ca; derek@mkango.ca

with copies (which shall not constitute notice) to:

Greenberg Traurig LLP

One Vanderbilt Ave

New York, New York 10017

Attention: Alan Annex; Barbara A. Jones; Adam Namoury

Email:	alan.annex@gtlaw.com
barbara.jones@gtlaw.com
adam.namoury@gtlaw.com

8.6 Headings. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

8.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained in this Agreement is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained in this Agreement that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

8.8 Entire Agreement; Assignment. This Agreement and the schedules hereto (together with each Transaction Document to which the Parties are parties, to the extent referred to herein) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries, with respect to the subject matter hereof. Except for transfers permitted by Section 2.1, no Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties and any such transfer without prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

8.9 Certificates. Promptly following the date of this Agreement, the Companies shall advise their transfer agent in writing that the Selling Shareholder’s Subject Shares are subject to the restrictions set forth herein and, in connection therewith, provide the transfer agent of the Companies in writing with such information as is reasonable to ensure compliance with such restrictions.

8.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.11 Interpretation.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the definitions contained in this agreement are applicable to the other grammatical forms of such terms, (iv) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (v) the terms “Section” and “Schedule” refer to the specified Section or Schedule of or to this Agreement, (vi) the word “including” means “including without limitation,” (vii) the word “or” shall be disjunctive but not exclusive, (viii) the word “person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government, and references to a person are also to its permitted successors and assigns, (ix), an “affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person, (x) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and references to any Law shall include all rules and regulations promulgated thereunder and (xi) references to any Law shall be construed as including all statutory, legal, and regulatory provisions consolidating, amending or replacing such Law.

(b) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

8.12 Governing Law; Venue; Waiver of Jury Trial. Sections 11.7 and Section 11.8 of the Business Combination Agreement are incorporated herein by reference, mutatis mutandis.

8.13 Publicity; Confidentiality. Section 11.13 and Section 11.14 of the Business Combination Agreement is incorporated herein by reference, mutatis mutandis.

8.14 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provision of this Agreement were not fully or timely performed in accordance with their specific terms or were otherwise breached. The Parties agree that (a) each Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to specific enforcement of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity and (b) the right of specific enforcement is an integral part of the Transactions and without that right, none of the Parties would have entered into this Agreement. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law, and each Party hereby also waives any requirement for the securing or posting of any bond in connection therewith.

8.15 Counterparts; Electronic Delivery. This Agreement may be executed in two or more counterparts, and by different parties in separate counterparts, with the same effect as if all Parties had signed the same document, but all of which together shall constitute one and the same instrument. Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered irrevocable originally executed counterparts of this Agreement.

8.16 Directors and Officers. Nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by any director, officer, employee, agent, designee or other representative of the Selling Shareholder that is a natural person, in each case, in his or her capacity as a director or officer of the Companies or any of their Subsidiaries. The Selling Shareholder is executing this Agreement solely in such capacity as a record or beneficial holder of Companies Shares.

8.17 Trust Account Waiver. Notwithstanding anything to the contrary set forth in this Agreement, the Companies and the Selling Shareholder acknowledge that, as described in the final prospectus of SPAC, filed with the SEC on February 10, 2021 (Registration No. 333-252307) (the “SPAC Prospectus”), SPAC has established the trust account described therein (the “Trust Account”) for the benefit of SPAC’s public shareholders pursuant to the Trust Agreement and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. The Companies and the Selling Shareholder further acknowledge and agrees that a significant amount of SPAC’s assets consist of the cash proceeds of SPAC’s initial public offering (the “IPO”) and private placements of its securities occurring simultaneously with the IPO, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public shareholders. Accordingly, the Companies (on behalf of themselves and their Affiliates) and the Selling Shareholder hereby irrevocably waive any Released Claims (as defined below), in the past, now or in the future as a result of, or arising out of, this Agreement, any negotiation, contracts or agreements with the Companies, the Selling Shareholder or its respective representative, against, and any right to access, the Trust Account, any trustee of the Trust Account and SPAC, to collect from the Trust Account any monies that may be owed to them by SPAC or any of its Affiliates for any reason whatsoever, regardless of whether such claim arises as a result of, in connection with or relating to any way to, this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”) and will not seek recourse against the Trust Account at any time for any reason. Notwithstanding the foregoing, nothing herein shall serve to limit or prohibit the Companies’ or Selling Shareholder’s right to pursue a claim against SPAC pursuant to this Agreement for legal relief against monies or other assets of SPAC held outside the Trust Account or for specific performance or other equitable relief in connection with the Transactions or for intentional fraud in the making of the representations and warranties in this Agreement. This Section 8.17 shall survive the termination of this Agreement for any reason.

[Remainder of Page Intentionally Left Blank]

In witness whereof, the Parties have caused this Agreement to be executed as of the date first set forth above.

SPAC:

Crown PropTech Acquisitions

By:	/s/ Michael Minnick
	Name:	Michael Minnick
	Title:	Chief Executive Officer

[Signature Page to Shareholder Support Agreement]

COMPANIES:

Lancaster Exploration Limited

By:	/s/ Alexander Mark Lemon
	Name:	Alexander Mark Lemon
	Title:	Authorized Signatory

Mkango Polska s.p. Z.o.o.

By:	/s/ Alexander Mark Lemon
	Name:	Alexander Mark Lemon
	Title:	Authorized Signatory

Mkango ServiceCo UK Limited

By:	/s/ Alexander Mark Lemon
	Name:	Alexander Mark Lemon
	Title:	Authorized Signatory

MKA Exploration Ltd.

By:	/s/ Alexander Mark Lemon
	Name:	Alexander Mark Lemon
	Title:	Authorized Signatory

[Signature Page to Shareholder Support Agreement]

SELLING SHAREHOLDER:

Mkango Resources Ltd.

By:	/s/ Alexander Mark Lemon
	Name:	Alexander Mark Lemon
	Title:	Authorized Signatory

[Signature Page to Shareholder Support Agreement]

Schedule A

Name	Number of Companies Shares
Mkango Resources Ltd.	80,000,000 shares of Lancaster BVI 106 shares of MKA Poland 1,000 shares of Mkango ServiceCo 100 shares of MKA BVI